Use these links to rapidly review the document

Filed Pursuant to Rule 424(b)(3)
        Registration No. 333-196618

PROSPECTUS

Magnum Hunter Resources Corporation

23,571,438 Shares of Common Stock

        This prospectus relates to the resale of an aggregate of 23,571,438 shares of our common stock, which may be offered for sale from time to time by the selling stockholders named in this prospectus. The shares of common stock covered by this prospectus consist of 21,428,580 shares of common stock that are currently outstanding and 2,142,858 shares of common stock that are issuable upon exercise of outstanding warrants. The shares of common stock and the warrants to purchase common stock were issued by us to the selling stockholders in a private offering exempt from registration under the Securities Act of 1933, as amended, on May 29, 2014. We are registering the offer and sale of the shares of common stock to satisfy registration rights we have granted to the selling stockholders.

        We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of common stock by the selling stockholders. The shares of common stock to which this prospectus relates may be offered and sold from time to time directly by the selling stockholders or alternatively through underwriters, broker-dealers or agents. The shares of common stock may be sold in one or more transactions, at fixed prices, at prevailing market prices at the time of sale or at negotiated prices. The selling stockholders will be responsible for any underwriting fees, discounts and commissions due to brokers-dealers or agents. Please see the section titled "Plan of Distribution" beginning on page 9 of this prospectus for a more complete description of how the offered common stock may be sold.

        You should carefully read this prospectus and any prospectus supplement before you invest. You also should read the documents we have referred you to in the "Where You Can Find More Information" and the "Incorporation of Certain Information by Reference" sections of this prospectus for information about us and our financial statements.

        Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol "MHR." On August 8, 2014, the last reported sale price of our common stock on the NYSE was $6.38 per share.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page 2 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 22, 2014.

        You should rely only on the information contained in or incorporated by reference into this prospectus. Neither we nor the selling stockholders have authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of the prospectus, or that the information contained in any document incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

 CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes "forward-looking statements" as defined in Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in this prospectus and filings made by us with the Securities and Exchange Commission, or SEC. Among the factors that could cause results to differ materially are those risks discussed in this prospectus and the periodic reports filed by us with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as amended, and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014 and June 30, 2014. You are urged to carefully review and consider the cautionary statements and other disclosures made in this prospectus and our filings incorporated by reference, specifically those under the heading "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Forward-looking statements speak only as of the date of the document in which they are contained, and we do not undertake any duty to update any forward-looking statements except as may be required by law.

ii

 PROSPECTUS SUMMARY

        This summary provides a brief overview of information contained elsewhere or incorporated by reference in this prospectus. Because it is abbreviated, this summary does not contain all the information that you should consider before investing in our common stock. You should read the entire prospectus, including the documents incorporated by reference, carefully before making an investment decision.

        Unless otherwise stated or the context otherwise requires, references in this prospectus to "our company," "we," "us," "our" and "ours" refer to Magnum Hunter Resources Corporation and its subsidiaries.

Our Company

        We are an independent oil and natural gas company engaged in the exploration for and the exploitation, acquisition, development and production of crude oil, natural gas and natural gas liquids resources in the United States. We are active in what we believe to be three of the most prolific unconventional shale resource plays in the United States, specifically, the Marcellus Shale in West Virginia and Ohio; the Utica Shale in southeastern Ohio and western West Virginia; and the Williston Basin/Bakken Shale in North Dakota. Our core oil and natural gas reserves and operations are primarily concentrated in West Virginia, Ohio and North Dakota. We are also engaged in midstream and oil field services operations, primarily in West Virginia and Ohio.

Corporate Information

        Our principal executive offices are located at 777 Post Oak Boulevard, Suite 650, Houston, Texas 77056, and our telephone number at these offices is (832) 369-6986. Our website is www.magnumhunterresources.com. Information on, or accessible through, our website is not part of, and will not be deemed to be incorporated into, this prospectus or the registration statement of which this prospectus forms a part. Investors should not rely on any such information in deciding whether to purchase our common stock.

The Offering

Common Stock Offered by the Selling Stockholders:	23,571,438 shares, consisting of 21,428,580 that are currently outstanding and 2,142,858 shares that are issuable upon exercise of outstanding warrants.
Common Stock Outstanding:	199,397,350 shares of common stock outstanding as of August 7, 2014.
Use of Proceeds:	We will not receive any of the proceeds from the sale of any shares of common stock by the selling stockholders. With respect to the shares of common stock offered hereby that are issuable upon the exercise of warrants, we will receive upon the exercise of the warrants the exercise price of $8.50 per share, subject to adjustment in certain circumstances pursuant to the terms of the warrants. We will use any funds received upon the exercise of the warrants for general corporate purposes.
NYSE Symbol for Common Stock:	"MHR"
Risk Factors:	Investing in our common stock involves a high degree of risk. See "Risk Factors" and the risk factors set forth in the documents incorporated by reference herein for a discussion of factors you should carefully consider before deciding to invest in our common stock.

RISK FACTORS

        An investment in our common stock involves significant risks. Before you invest in our common stock, you should carefully consider the risk factors described under the heading "Item 1A. Risk Factors" contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as amended, and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014 and June 30, 2014, which are incorporated by reference in this prospectus. If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

 USE OF PROCEEDS

        The common stock to be offered and sold using this prospectus will be offered and sold by the selling stockholders named in this prospectus. We will not receive any proceeds from the sale of common stock by the selling stockholders. With respect to the shares of common stock offered hereby that are issuable upon the exercise of warrants, we will receive upon the exercise of the warrants the exercise price of $8.50 per share, subject to adjustment in certain circumstances pursuant to the terms of the warrants. We will use any funds received upon the exercise of the warrants for general corporate purposes.

 DESCRIPTION OF COMMON STOCK

        The following description of the terms of our common stock is a summary only and is qualified by reference to the relevant provisions of Delaware law and our certificate of incorporation and bylaws, as amended. Copies of our certificate of incorporation and bylaws, as amended, are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

        Under our certificate of incorporation, our authorized capital stock consists of 350,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

        As of August 7, 2014 there were 199,397,350 shares of common stock outstanding. All shares of our common stock currently outstanding are fully paid and non-assessable.

Voting

        Each holder of common stock is entitled to one vote for each share of common stock held of record on the applicable record date on all matters submitted to a vote of stockholders. Except for the election of directors, which is determined by a plurality vote, or as otherwise may be provided by applicable law or the rules of the NYSE, all matters to be voted on by our stockholders must be approved by a majority in voting interest of the stockholders present in person or represented by proxy and entitled to vote. Holders of common stock are not entitled to cumulate their votes in the election of directors. Each of our directors will be elected annually by our stockholders voting as a single class.

Dividends

        Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights or other preferences granted to the holders of any outstanding preferred stock.

Liquidation, Dissolution or Winding Up

        In the event of any liquidation, dissolution or winding up of our company, whether voluntary or involuntary, the holders of common stock are entitled to share ratably, in all remaining assets available for distribution to stockholders after payment of or provision for our liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

No Preemptive Rights

        Holders of common stock have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

Preferred Stock

        The rights, preferences, privileges and restrictions of each series of preferred stock will be fixed by the certificate of designation relating to that series. As of August 7, 2014, there were 4,000,000 shares of our non-convertible Series C Cumulative Perpetual Preferred Stock outstanding, 4,424,889 shares of our non-convertible Series D Cumulative Preferred Stock outstanding and 3,721,556 Depositary Shares representing 3,722 shares of our Series E Cumulative Convertible Preferred Stock outstanding.

Anti-Takeover Provisions of Delaware Law, Our Certificate of Incorporation and Our By-Laws

        Certain provisions of Delaware law and our certificate of incorporation and our bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise and to remove our incumbent directors and officers. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

        Delaware Law.    We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation from engaging in any business combination with any stockholder who owns 15% or more of our outstanding voting stock (as well as affiliates and associates of such stockholders) for a period of three years following the date that the stockholder became an interested stockholder, unless:

  •
  the transaction is approved by the board before the date the interested stockholder acquired the stock;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by various employee benefit plans or persons who are directors and also officers; or

  •
  on or after the date the stockholder acquired the stock, the business combination is approved by the board and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines "business combination" to include the following:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

  •
  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

        A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out, of this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

        Certificate of Incorporation and Bylaws.    In addition, some provisions of our certificate of incorporation and bylaws may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might deem to be in the stockholders'

best interests. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock.

        Authorized but Unissued Shares.    The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval, unless such approval is required by applicable law or listing rules of an applicable securities exchange or quotation system. These additional shares may be used for a variety of corporate purposes, such as for additional public offerings, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.

        Amendment to Bylaws.    Our board of directors is authorized to make, alter or repeal our bylaws without further stockholder approval.

        Advance Notice of Director Nominations and Matters to be Acted upon at Meetings.    Our bylaws contain advance notice requirements for nominations for directors to our board of directors and for proposing matters that can be acted upon by stockholders at stockholder meetings.

        Call of Special Meetings of Stockholders.    Our bylaws provide that special meetings of stockholders may be called only by our chairman, by a majority of our board of directors, by our chief executive officer, by our president or by one or more stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

Limitation on Liability and Indemnification Matters

        Our certificate of incorporation limits, to the fullest extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The effect of this provision is to eliminate our rights and those of our stockholders, through stockholders' derivative suits on behalf of our company, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. Exculpation does not apply if the director acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

        Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. Our bylaws provide that we may indemnify our directors, officers, employees and agents to the fullest extent permitted by Delaware law.

        Additionally, we have, from time to time, entered into separate indemnification agreements with persons who were in service as directors and executive officers of the Company at such time (some of whom are no longer serving in such capacities) that provide broader indemnification than that required under the General Corporation Law of the State of Delaware. These agreements, among other things, require us to indemnify our directors and executive officers to the fullest extent permitted by applicable law for certain expenses, including attorneys' fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by a director or executive officer in any action or proceeding arising out of his service as one of our directors or executive officers, or any of our subsidiaries, or any other company or enterprise to which the person provides services at our request, including liability arising out of negligence or active or passive wrongdoing by the officer or director. We believe that these agreements are necessary to attract and retain qualified directors and executives.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

        The transfer agent for our common stock and our preferred stock is American Stock Transfer & Trust Company, LLC. Its address is 16633 N. Dallas Parkway, Suite 600, Addison, Texas 75001, and its telephone number is (800) 937-5449 or (718) 921-8124.

Listing

        Our common stock is listed on the NYSE under the trading symbol "MHR."

SELLING STOCKHOLDERS

        The shares of our common stock covered by this prospectus are being offered by the selling stockholders named in the table below. This prospectus will not cover subsequent sales of common stock purchased from a selling stockholder named in this prospectus.

        No offer or sale under this prospectus may be made by a stockholder unless that holder is named or referenced in the table or footnote below, in a prospectus supplement or in an amendment to the related registration statement that has become effective. We will supplement or amend this prospectus to include additional selling stockholders upon request and upon provision of all required information to us, subject to the terms of a registration rights agreement between us and the selling stockholders.

        The following table sets forth the maximum number of shares of our common stock to be sold by the selling stockholders. The table also sets forth the name of each selling stockholder, the nature of any position, office, or other material relationship which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares and percentage of our common stock to be owned by such stockholders after completion of the offering, assuming the sale of all shares of common stock offered hereby and based on 199,397,350 shares of common stock outstanding as of August 7, 2014.

        We prepared the table based on information supplied to us by the selling stockholders. We have not sought to verify such information. Additionally, the selling stockholders may have sold or transferred some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act since the date on which the information in the table was provided to us. Other information about the selling stockholders may also change over time.

	Shares of Common Stock Beneficially Owned Prior to the Offering		Number of Shares of Common Stock Being Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of the Offering
Name	Number	Percentage		Number	Percentage
Relational Investors LLC(1)	32,371,938	16.06%	23,571,438	8,800,500	4.37%

1
Includes (i) 5,717,730 shares of common stock and 571,773 shares of common stock issuable upon exercise of warrants held by Relational Investors Mid-Cap I, L.P. ("MC I"), (ii) 6,714,580 shares of common stock and 671,458 shares of common stock issuable upon exercise of warrants held by Relational Investors Mid-Cap II, L.P. ("MC II"), (iii) 46,570 shares of common stock and 4,657 shares of common stock issuable upon exercise of warrants held by Relational Fund Partners, L.P. ("RFP"), (iv) 527,980 shares of common stock and 52,798 shares of common stock issuable upon exercise of warrants held by Relational Coast Partners, L.P. ("RCP"), (v) 557,970 shares of common stock and 55,797 shares of common stock issuable upon exercise of warrants held by Relational Investors IX, L.P. ("RI IX"), (vi) 550,680 shares of common stock and 55,068 shares of common stock issuable upon exercise of warrants held by Relational Investors XV, L.P. ("RI XV"), (vii) 233,790 shares of common stock and 23,379 shares of common stock issuable upon exercise of warrants held by Relational Investors XVI, L.P. ("RI XVI"), (viii) 511,170 shares of common stock and 51,117 shares of common stock issuable upon exercise of warrants held by Relational Investors XX, L.P. ("RI XX"), (ix) 714,850 shares of common stock and 71,485 shares of common stock issuable upon exercise of warrants held by Relational Investors XXIII, L.P. ("RI XXIII"), (x) 90,060 shares of common stock and 9,006 shares of common stock issuable upon exercise of warrants held by Relational Investors XXIV, L.P. ("RI XXIV"), (xi) 474,160 shares of common stock and 47,416 shares of common stock issuable upon exercise of warrants held by RH Fund I, L.P. ("RHF I") and (xii) 5,289,040 shares of common stock and 528,904 shares of common stock issuable upon exercise of warrants held for the benefit of certain client accounts (the "Managed Accounts") managed by Relational Investors, LLC ("RILLC").

RILLC, the general partner of MC I, MCII, RFP, RCP, RI IX, RI XV, RI XVI, RI XX, RI XXIII, RI XXIV and RHF I (collectively, the "Relational LPs") and the investment adviser of the Managed Accounts, has voting and investment power over these securities. Ralph V. Whitworth and David H. Batchelder are the principals of RILLC. Each of Ralph V. Whitworth and David H. Batchelder disclaims beneficial ownership over these securities.

PLAN OF DISTRIBUTION

        The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholders may sell their shares of our common stock pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

        The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  short sales;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

        The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

        To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

        In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

        We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

        We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

        We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until such time as the shares offered by the selling stockholders have been effectively registered under the Securities Act and disposed of in accordance with such registration statement, the shares offered by the selling stockholders have been disposed of pursuant to Rule 144 under the Securities Act or the shares offered by the selling stockholders may be resold pursuant to Rule 144 without restriction or limitation (including without the requirement to be in compliance with Rule 144(c)(1)) or another similar exemption under the Securities Act.

LEGAL MATTERS

        The validity of the shares of common stock offered by this prospectus has been passed upon for Magnum Hunter Resources Corporation by Bracewell & Giuliani LLP, Houston, Texas.

EXPERTS

Independent Accountants

        The consolidated financial statements of Magnum Hunter Resources Corporation as of December 31, 2013 and 2012 and for the years then ended and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 incorporated by reference in this prospectus have been so incorporated by reference in reliance on the reports of BDO USA, LLP, or BDO, an independent registered public accounting firm (the report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting as of December 31, 2013), incorporated by reference herein, given on the authority of BDO as experts in auditing and accounting.

        The consolidated financial statements of Magnum Hunter Resources Corporation for the year ended December 31, 2011 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated by reference in reliance on the report of Hein & Associates LLP, or Hein, an independent registered public accounting firm, incorporated by reference herein, given on the authority of Hein as experts in auditing and accounting.

        The financial statements of PRC Williston, LLC, a majority-owned subsidiary of the Company and a former guarantor of the senior notes, as of December 31, 2013 and 2012 and for the years then ended incorporated by reference in this prospectus have been so incorporated by reference in reliance on the report of BDO, an independent registered public accounting firm, incorporated by reference herein, given on the authority of BDO as experts in auditing and accounting.

        The financial statements of PRC Williston, LLC for the year ended December 31, 2011 incorporated by reference in this prospectus have been so incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated by reference in reliance on the report of Hein, an independent registered public accounting firm, incorporated by reference herein, given on the authority of Hein as experts in auditing and accounting.

Petroleum Engineers

        The information relating to oil and natural gas reserves, as of December 31, 2013 and June 30, 2014, incorporated by reference in this prospectus, including all statistics and data, was derived from reserve reports dated January 10, 2014 and July 9, 2014, respectively, evaluating our oil and natural gas properties prepared by Cawley, Gillespie & Associates, independent oil and gas industry consultants, in reliance on the authority of such firm as experts in the oil and gas industry.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.magnumhunterresources.com. You may also read and copy any document we file with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, you may read our SEC filings at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The information in documents incorporated by reference is considered to be part of this prospectus. The SEC file number for the documents incorporated by reference in this prospectus is 001-32997.

        The following documents previously filed by us with the SEC are incorporated by reference in this prospectus:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 25, 2014, as amended by Form 10-K/A filed with the SEC on March 18, 2014, by Form 10-K/A filed with the SEC on March 31, 2014 and by Form 10-K/A filed with the SEC on July 17, 2014;

  •
  Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014 and June 30, 2014, filed with the SEC on May 9, 2014 and August 8, 2014, respectively; and

  •
  Current Reports on Form 8-K filed with the SEC on January 6, 2014, January 14, 2014, January 22, 2014, January 23, 2014, March 14, 2014, March 21, 2014, April 3, 2014, April 11, 2014, May 13, 2014, May 16, 2014, May 16, 2014, May 29, 2014, May 30, 2014, June 6, 2014, June 10, 2014, June 26, 2014, July 18, 2014 and July 29, 2014 (in each case, other than information furnished in any such report pursuant to Item 7.01 of Form 8-K).

        All future documents filed with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) before the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents incorporated by reference, free of cost to the requester, upon written or oral request to us at:

777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(832) 369-6986

        These documents are also available through our website at http://www.magnumhunterresources.com. The information on or accessible through our website is not intended to be incorporated by reference or a part of this prospectus.